EDEN CAPITAL LLC.

NEW YORK CALIFORNIA FLORIDA NEW JERSEY

Juyly 5th 2019

Quanta Inc
632 S Glenwood Place
Burbank, CA 91506

Attn: Dr. Arthur Mikselian

RE: Consulting/Advisory Agreement between Eden Capital LLC And Quanta Inc.

Dear **Mr. Milkselian,**

This letter shall hereby serve as a Consulting/Advisory Agreement and confirms services to be provided to **Quanta Inc.** or any designee thereof, (**Quanta Inc..** or "Company") by Eden Capital LLC. ("Eden" or "Consultant"), or any designee thereof. The points below briefly itemize any fees that may be incurred by **Quanta Inc.** as well as defining the role of **Eden Capital LLC.** and **Quanta Inc.** at this time. This letter may be modified or amended from time to time to highlight additional items that may be pertinent. As specific roles and/or scope of work advance a more detailed and definitive agreement may be created.

Services:

During the Term and any renewal thereof, Consultant shall: (a) provide the Company with corporate consulting services on a best efforts basis in connection with mergers and acquisitions, corporate finance, corporate finance relations, introductions to other financial relations companies and other financial services; (b) use its best efforts to locate and identify to the Company private and/or public companies for potential merger with or acquisition by the Company; and (c) use its best efforts to introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community with whom it has established relationships, and generally assist the Company in its efforts to enhance its visibility in the financial community (collectively, the "Services"). It is acknowledged and agreed by the Company that Consultant carries no professional licenses and is not rendering legal advice or performing accounting services, nor acting as an investment advisor or brokerage/dealer within the meaning of the applicable state and federal securities laws. The Services of Consultant shall not be exclusive, nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Company or its projects.

Term:

The term of this Agreement shall, except as otherwise provided herein, be for 1 Year from the date of the Agreement and reinitiated on a 1 Year basis unless cancelled or modified in writing by either Company or Consultant or for as long as the Company is in communication with and/or doing business with any party introduced by Consultant.

Initial ____ ____
AM **AV**

EDEN CAPITAL LLC.

NEW YORK   CALIFORNIA   FLORIDA   NEW JERSEY

Consulting Fee:

Eden Capital LLC shall be compensated with 4,699,655 shares of Quanta Inc. Ticker symbol (QNTA)

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AM AV

Representations and Warranties of the Consultant:

In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional representations and warranties:

In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action that will cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the "SEC"), the FINRA, the securities commissioner or department of any state, or any other regulatory or governmental body or agency. Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the FINRA, any state securities commission or department, or any other regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant's execution of this Agreement or the performance of its obligation hereunder.

The Consultant's purchase of shares pursuant to this Agreement is an investment made for its own account. The Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's.

Duties of the Company:

The Company will supply Consultant, on a regular basis and timely basis, with all approved data and information about the Company, its management, its products, and its operations as reasonably requested by Consultant and which the Company can obtain with reasonable effort; and Company shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that the Consultant may take corrective action.

Following the six (6) month restriction period, the Company shall request from legal counsel within five (5) business days of receiving written notice from the Consultant, legal council to provide an opinion letter to the Consultant and the Transfer Agent for the Company's Restricted Stock addressing the permissible resale of the Restricted Stock (pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933 Act") transferred to the Consultant under this Agreement.

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AM AV

EDEN CAPITAL LLC.

NEW YORK CALIFORNIA FLORIDA NEW JERSEY

Compliance with Securities Laws:

The Parties acknowledge and agree that the Company is subject to the requirements of the 1934 Act, and that the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder and the various state securities laws (collectively, "Securities Laws") impose significant burdens and limitations on the dissemination of certain information about the Company by the Company and by persons acting for or on behalf of the Company. Each of the Parties agrees to comply with all applicable Securities Laws in carrying out its obligations under the Agreement; and without limiting the generality of the foregoing, the Company hereby agrees (i) all information about the Company provided to the Consultant by the Company, which the Company expressly agrees may be disseminated to the public by the Consultant in providing any public relations or other services pursuant to the Agreement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, (ii) the Company shall promptly notify the Consultant if it becomes aware that it has publicly made any untrue statement of a material fact regarding the Company or has omitted to state any material fact necessary to make the public statements made by the Company, in light of the circumstances in which they were made, not misleading, and (iii) the Company shall promptly notify the Consultant of any "quiet period" or "blackout period" or other similar period during which public statements by or on behalf of the Company are restricted by any Securities Law. Each Party (an "indemnifying party") hereby agrees, to the full extent permitted by applicable law, to indemnify and hold harmless the other Party (the "indemnified party") for any damages caused to the indemnified party by the indemnifying party's breach or violation of any Securities Law, except to the extent that the indemnifying party's breach or violation of a Securities Law is caused by the indemnified party's breach or violation of the Agreement, or any Securities Law.

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AM AV

Confidentiality and Non-Circumvention:

Both parties agree to hold any and all information exchanged or discovered with respect to the parties or the proposed transaction in confidence and not to disclose the same to any third party or to use any such information for any purpose other than the transaction proposed herein without approval by both parties.

Both Parties or any representative and/or affiliated party thereof will not at any time hereinafter attempt in any way to circumvent, bypass or obviate each other by making or suggesting to third parties to make direct or indirect contact with each other's connections or sources, or through them, to their principles, without written permission by either party, with respect to any company and/or financial transaction referred by either party under this agreement.

Neither will either party or any representative and/or affiliated party thereof disclose sources, entities, business corporations, individuals or make introduction or provide any information concerning business transaction without having received prior written permission. Said identities and information shall not be disclosed to any employee or consultant unless they agree to be bound by the terms of this agreement. The spirit of mutual trust and confidence shall be the underlying principle of this undertaking and the parties agree to adhere thereto.

Indemnification:

The Company acknowledges that the Consultant relies on information provided by the Company in connection with the provisions of Services hereunder and represents that said information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, and agrees to hold harmless and indemnify the Consultant for claims against the Consultant as a result of any breach of such representation and for any claims relating to the purchase and/or sale of the Company's securities occurring out of or in connection with the Consultant.

The Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of any the Consultant's gross negligence or intentional breach of its representations, warranties or agreements made hereun

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AM AV

EDEN CAPITAL LLC.

NEW YORK CALIFORNIA FLORIDA NEW JERSEY

Applicable Law:

This agreement shall be governed, construed and enforced in the accordance with the laws of New Jersey. Any dispute relative to this agreement shall be venued in New Jersey and the jurisdiction shall be New Jersey

If the foregoing meets with your approval, please sign two copies of this letter and return one to the undersigned.

Very truly yours,

Eden Capital LLC, XXXX.

By:______________________________

Anthony Vaz , Sole Managing Member
(347) 266-3743
Anthony@edencapllc.com

ACCEPTED AND AGREED TO
this 5th day of July. 2019

Quanta, Inc.

By:______________________________

Dr. Arthur Mikaelin CEO
Telephone____________________

email address____________________